Exhibit 10.1

Execution Version

SOUND POINT DIRECT LENDING BDC

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement is hereby made as of the 15th day of December, 2025 (the “Agreement”), by and between Sound Point Direct Lending BDC, a Delaware statutory trust (together with the successors thereto, the “Company”), and Sound Point Capital Management, LP, a Delaware limited partnership (the “Adviser” and together with the Company, the “Parties”).

WITNESSETH:

WHEREAS, the Company is a newly organized, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, (the “1940 Act”);

WHEREAS, the Adviser is engaged in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated there under, the “Advisers Act”); and

WHEREAS, the Company and the Adviser desire to enter into this Agreement to set forth the terms and conditions for the provision by the Adviser of investment advisory services to the Company.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the Parties hereto, intending to be legally bound hereby, mutually agree as follows:

ARTICLE I
APPOINTMENT

The Company hereby appoints the Adviser to act as investment adviser to the Company for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to provide the advisory services herein described, for the compensation herein provided.

ARTICLE II
SERVICES OF THE ADVISER

2.1. Advisory Duties of the Adviser. Subject to the supervision of the Board of Trustees of the Company (the “Board”), the Adviser shall act as the investment adviser to the Company and shall manage the investment and reinvestment of the assets of the Company (a) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s Registration Statement on Form 10 or Form N-2, as applicable (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), as the same may be amended from time to time, (b) in accordance with the 1940 Act, the Advisers Act and all other applicable federal and state law, (c) in accordance with the Company’s declaration of trust and bylaws, as they may be amended from time to time (the “Organizational Documents”); (d) such investment policies, directives, regulatory restrictions as the Company may from time to time establish or issue and communicate to the Adviser in writing; and (e) the Company’s compliance policies and procedures as applicable to the Adviser and as administered by the Company’s chief compliance officer.

Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition and allocation of the Company’s investment portfolio, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on prospective investments); (iii) execute, close, service and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain or sell; (v) subject to the oversight of the Board, use commercially reasonable efforts to arrange financings, borrowing facilities and refinancing of existing debt for the Company; (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds; and (vii) provide significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance under the 1940 Act, including utilizing appropriate personnel of the Adviser to, among other things, monitor the operations of the Company’s portfolio companies, participate in board and management meetings, consult with and advise officers of portfolio companies and provide other organizational and financial consultation. The Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the acquisition or disposition of the Company’s investments, the placement of orders for other purchase or sale transactions on behalf of the Company or any entity in which the Company has a direct or indirect ownership interest, including any interest rate, currency or other derivative instruments, and the engagement of any service providers deemed necessary or appropriate by the Adviser to the exercise of such power and authority, subject to the oversight and approval of the Board. The Company also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to carry out its duties pursuant to this Agreement, including without limitation the authority to open accounts and deposit, maintain and withdraw funds of the Company or any of its subsidiaries in any bank, savings and loan association, brokerage firm or other financial institution.

If it is necessary or convenient for the Adviser to make investments on behalf of the Company through a subsidiary or special purpose vehicle or otherwise form such subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle, and to make such investments through such subsidiary or special purpose vehicle, in accordance with the 1940 Act.

2.2. Sub-Advisers. Subject to the requirements of the 1940 Act and the Advisers Act, including without limitation, the requirements of the 1940 Act relating to approval thereunder by the Board and holders of the Company’s common shares of beneficial interest (the “Shares”), the Adviser may, through a sub-advisory agreement or other arrangement, (i) delegate to a sub-adviser any of the duties enumerated in this Agreement, including the management of all or a portion of the assets being managed hereby, and (ii) adjust such duties, the portion of assets being managed, and the fees to be paid by the Adviser; provided that, in each case, the Adviser shall continue to oversee the services provided by such sub-adviser or employees and any such delegation shall not relieve the Adviser of any of its obligations hereunder.

2.3. Books and Records. The Adviser agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act or such longer period as the Company may direct, all records relating to the services rendered by the Adviser under this Agreement and the Company’s investments made by the Adviser as are required by Section 31 under the 1940 Act, and rules and regulations thereunder, and by other applicable legal provisions, including the Advisers Act, the Securities Exchange Act of 1934, as amended, the Commodity Exchange Act, and the respective rules and regulations thereunder, and the Company’s compliance policies and procedures, and to preserve such records for the periods and in the manner required by that Section, and those rules, regulations, legal provisions and compliance policies and procedures. In compliance with the requirements of Rule 31a-3 under the 1940 Act, any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Company are the property of the Company, shall be readily accessible during normal business hours, and shall be surrendered promptly to the Company upon the termination of this Agreement or otherwise upon written request by the Company. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law. The Adviser shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Adviser or the Company.

2.4. Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission or other compensation for effecting a securities transaction in excess of the amount of commission or other compensation another member of such exchange, broker or dealer would have charged for effecting such transaction if the Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission or other compensation is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net result for the Company. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

2.5. Proxy Voting. The Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Adviser’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser regarding proxy voting activities undertaken on behalf of the Company. The Adviser shall be responsible for reporting the Company’s proxy voting activities, as required, through periodic filings on Form N-PX.

2.6. Advisory Services Not Exclusive. The Adviser’s services to the Company pursuant to this Agreement are not exclusive, and it is understood that the Adviser may render investment advice, management and services to other persons (including other investment companies) and engage in other activities, so long as its services under this Agreement are not impaired by such other activities. It is understood and agreed that officers or partners of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies. Whenever the Company and one or more other accounts or investment companies advised by the Adviser have available funds for investment, and the responsibility for the management of all of the assets of the Company has not been delegated to a sub-adviser, investments suitable and appropriate for each entity shall be allocated in accordance with procedures believed by the Adviser to be equitable to each entity over time to the extent permitted by applicable law. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Adviser to be equitable to each entity over time to the extent permitted by applicable law. The Company recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired by or disposed of for the Company.

ARTICLE III
EXPENSES

3.1. Expenses Borne by Adviser. All investment professionals of the Adviser, any sub-adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company.

3.2. Expenses Borne by the Company. The Company, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its investment operations and its investment transactions, including, without limitation, those relating to: (a) the Company’s initial organization costs and operating costs incurred prior to or in connection with the filing of its election to be regulated as a BDC; (b) the costs associated with any public or private offering of the Company’s Shares and other securities; (c) calculating individual asset values and the Company’s net asset value (including the costs and expenses of any independent valuation firm or pricing service); (d) debt service and other costs of borrowing or other financing arrangements incurred to finance the Company’s investments; (e) fees and expenses, including legal fees, out-of-pocket expenses and travel expenses, incurred by the Adviser or payable to third parties in performing due diligence on prospective investments, monitoring the Company’s investments and, if necessary, enforcing the Company’s rights; (f) amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments, including expenses relating to unconsummated investment transactions such as dead deal or broken deal expenses; (g) the allocated costs incurred by the Adviser in providing managerial assistance to those portfolio companies that request it; (h) brokerage fees and commissions; (i) costs of hedging; (j) federal and state registration fees; (k) fees payable to ratings agencies; (l) federal, state and local taxes; (m) costs of offerings or repurchases of the Company’s Shares and other securities, as applicable; (n) the Base Management Fee and the Incentive Fee (as defined below); (o) distributions on the Company’s Shares and other securities, including costs and expenses relating to such distributions, as applicable; (p) administration fees payable to Sound Point Administration LLC (the “Administrator”) under the administration agreement providing for administrative services dated December 15, 2025 (as amended or restated from time to time, the “Administration Agreement”) and any sub-administration agreements and related expenses; (q) transfer agent and custody fees and expenses; (r) independent trustee fees and expenses; (s) the costs of any reports, proxy statements or other notices to the Company’s securityholders, including printing and mailing costs; (t) costs of holding meetings of the Company’s securityholders and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters; (u) litigation, indemnification and other non-recurring or extraordinary expenses; (v) fees and expenses associated with marketing and investor relations efforts; (w) dues, fees and charges of any trade association of which the Company is a member; (x) the costs and expenses associated with subscriptions to data service, research-related subscriptions, quotation equipment and services used in making or holding investments, and the costs of specialty and custom software expense for monitoring risk, compliance and overall investments; (y) direct costs and expenses of administration and operation, including printing, mailing, telecommunications and staff, including fees payable in connection with outsourced administration functions; (z) fees and expenses associated with independent audits and outside legal costs; (aa) the Company’s fidelity bond; (bb) trustees and officers/errors and omissions liability insurance, and any other insurance premiums; (cc) the costs associated with the Company’s reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws, including but not limited to (i) the costs of preparing financial statements and maintaining books and records as set forth in Section 2.3 herein, (ii) the costs of preparing and filing such other documents with the SEC (or other regulatory body) as required, and (iii) the compensation and expenses of the professionals responsible for the foregoing; (dd) the costs of winding up; and (ee) all other expenses reasonably incurred by the Company or the Administrator in connection with administering the Company’s business or incurred by the Administrator on the Company’s behalf, such as the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, rent, the fees and expenses associated with performing compliance functions, and the Company’s allocable portion of the costs of compensation paid to, or distributions received by, and related expenses of the Company’s chief compliance officer, chief financial officer, chief operating officer and their respective support staff, and any internal audit staff to the extent internal audit performs a role in the Company’s internal control assessments. The presence of an item in or its absence from the foregoing list, on the one hand, and the list of Company expenses set forth in Article III of the Administration Agreement, on the other, shall in no way be construed to limit the responsibility of the Company for such expense under either agreement.

For avoidance of doubt, it is agreed and understood that, from time to time, the Adviser or its affiliates may pay amounts or bear costs properly constituting Company expenses as set forth herein or otherwise and that the Company shall reimburse the Adviser or its affiliates for all such costs and expenses that have been paid by the Adviser or its affiliates on behalf of the Company.

3.3 Portfolio Company’s Compensation. In certain circumstances the Adviser, any sub-adviser, or any of their respective Affiliates (as defined above), may receive compensation from a portfolio company, in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, sub-adviser, or any of their respective Affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in or exemptions granted from the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any sub-adviser or the Company by the SEC, shall be delivered promptly to the Company and the Company will retain such excess compensation for the benefit of its shareholders.

ARTICLE IV
COMPENSATION

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the investment advisory and management services provided by the Adviser hereunder, a fee consisting of two components: a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”), each as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect to defer or waive all or a portion of its fees hereunder for a specified period of time.

4.1. Base Management Fee. The Base Management Fee shall be calculated and payable quarterly in arrears at an annual rate equal to 0.625% of the average value of the Company’s gross assets at the end of the two most recently completed quarters. Gross assets means the Company’s total assets, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles, including assets purchased with borrowed funds or other forms of leverage, but excluding cash and cash equivalents (“Gross Assets”). Base Management Fees for any partial quarter will be appropriately pro-rated. The initial payment of the Base Management Fee shall be calculated based on the average Gross Assets as of the date of execution of this Agreement, including, for the avoidance of doubt, assets acquired on such date, and the end of the fiscal quarter in which this Agreement is executed.

4.2. Incentive Fee. The Incentive Fee will consist of two components: (i) an income-based incentive fee (the “Income Incentive Fee”) and (ii) a capital gains-based incentive fee (the “Capital Gains Incentive Fee”), each as defined below. Each component is independent of the other such that one component may be payable even if the other is not.

The Income Incentive Fee commences on the first fiscal quarter immediately following the three-year anniversary from the date of commencement of the Company’s operations (the “Commencement Date”). The Income Incentive Fee will be paid quarterly in an amount equal to 12.5% of the amount by which the Pre-Incentive Fee Net Investment income for the quarter exceeds a hurdle rate of 1.50% (6.0% annualized) of the Company’s net assets at the end of the immediately preceding calendar quarter, subject to a “catch-up” provision.

The Company will pay the Adviser the Income Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(1)	no Income Incentive Fee for any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

(2)	100% of the Company’s Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such quarter, if any, that exceeds the hurdle rate but is less than 1.714% (6.857% annualized); and

(3)	12.50% of the amount of the Company’s Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such quarter, if any, that exceeds 1.714% (6.857% annualized).

“Pre-Incentive Fee Net Investment Income” means interest income, fee income, distribution/dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from an investment) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter, including the Base Management Fee and expenses payable under the Administration Agreement, but excluding any Incentive Fee. In the case of investments with a deferred interest feature, Pre-Incentive Fee Net Investment Income will include accrued income that the Company has not yet received in cash.

The “Capital Gains Incentive Fee” shall be determined and payable in cash annually in arrears in an amount equal to 12.5% of (i) realized capital gains, if any, on a cumulative basis beginning January 1, 2029 less (ii) the sum of realized capital losses and unrealized capital depreciation since January 1, 2029 on a cumulative basis and previously paid Capital Gains Incentive Fees. Any realized capital gains, realized capital losses, and unrealized capital depreciation with respect to the Company’s portfolio as of December 31, 2028 shall be excluded from the calculations of the second part of the incentive fee.

The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

ARTICLE V
ADDITIONAL OBLIGATIONS OF THE COMPANY

5.1. Documents. The Company has delivered, or shall deliver, to the Adviser copies of each of the following documents and shall deliver to it all future amendments and supplements thereto, if any:

(a)	The Company’s certificate of trust, as filed with the Secretary of the State of Delaware;

(b)	The Company’s declaration of trust and bylaws;

(c)	Certified resolutions of the Board authorizing the retention of the Adviser and approving the form of this Agreement;

(d)	The Registration Statement as filed with the SEC and all amendments thereto; and

(e)	The Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Acton Form N-54A as filed with the SEC.

ARTICLE VI
LIMITATION OF LIABILITY; INDEMNIFICATION

To the full extent permitted by applicable law, the Adviser and any sub-adviser (and each of their officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser or sub-adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser or sub-adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser or sub-adviser) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, to the extent applicable, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in in satisfaction of judgments, in compromises and settlement, as fines and penalties and legal or other costs and reasonable expenses) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Article VI to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and the Advisers Act and any interpretations or guidance by the SEC or its staff thereunder). Nothing in this Agreement shall in any way constitute a waiver or limitation by the Company of any rights or remedies which may not be so limited or waived in accordance with applicable law.

In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Article IV shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of Article VI to the fullest extent permitted by law.

ARTICLE VII
MISCELLANEOUS

7.1. Covenants of the Adviser. The Adviser hereby covenants that it is registered as an investment adviser under the Advisers Act, and that it shall maintain such registration until the expiration or termination of this Agreement. The Adviser hereby agrees that its activities shall at all times comply in all material respects with all applicable federal and state laws governing its operations and investments. The Adviser agrees to observe and comply with applicable provisions of the code of ethics adopted by the Company pursuant to Rule 17j-1 under the 1940 Act, as such code of ethics may be amended from time to time.

7.2. Adviser Personnel. The Adviser shall authorize and permit any of its partners, officers and employees who may be elected or appointed as trustees or officers of the Company to serve in the capacities in which they are elected or appointed. Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of such trustees, officers or employees. In such event, any person who is a partner, officer or employee of the Adviser and becomes a trustee, officer, shareholder and/or employee of the Company will be deemed to be acting in such capacity solely for the Company, and not as partner, officer shareholder or employee of the Adviser, or under the control or direction of the Adviser, even if paid by the Adviser. The Adviser shall make its partners, officers and employees available to attend meetings of the Board as may be reasonably requested by the Board from time to time. The Adviser shall prepare and provide such reports on the Company and its operations as may be reasonably requested by the Board from time to time.

7.3. Independent Contractor. Except as otherwise provided herein or authorized by the Board from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

7.4. Name. The Company agrees that the Company (to the extent that it lawfully can) shall cease to use the name “Sound Point” upon such date as the Adviser ceases to act as the investment adviser to the Company.

7.5. Effectiveness, Duration and Termination. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by (a) the vote of the Board or the vote of a majority of the outstanding voting securities of the Company (as defined in Section 2(a)(42) of the 1940 Act) and (b) the vote of a majority of the Company’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

This Agreement may be terminated at any time, without the payment of any penalty, by (a) (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Company (as defined in Section 2(a)(42) of the 1940 Act), in each case upon not less than 60 days’ written notice or (b) the Adviser upon not less than 90 days’ written notice. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act). The provisions of Article VI of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Article IV through the date of termination or expiration, and Article VI shall continue in force and effect and apply to the Indemnified Parties as and to the extent applicable.

Upon termination, the Adviser shall promptly: (i) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board; (ii) deliver to the Board all assets and documents of the Company then in custody of the Adviser; and (iii) cooperate with the Company to provide an orderly transition of services.

7.6. Amendment. This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in accordance with the 1940 Act, including, if applicable, pursuant to a vote of the Board, the vote of a majority of the outstanding securities of the Company (as defined in Section 2(a)(42) of the 1940 Act), or the vote of a majority of the Company’s Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party.

7.7. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

7.8. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

7.9 Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

7.11 Third Party Beneficiaries. Except for any sub-adviser and any Indemnified Party, such sub-adviser and the Indemnified Parties each being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SOUND POINT DIRECT LENDING BDC

By:	/s/ Andrew Eversfield
	Name:	Andrew Eversfield
	Title:	Chief Executive Officer

SOUND POINT CAPITAL MANAGEMENT, LP

By:	/s/ Vincent D’Arpino
	Name:	Vincent D’Arpino
	Title:	General Counsel

[Signature Page to Investment Advisory Agreement of Sound Point Direct Lending BDC]